                                                   EXHIBIT 21.1

                      VIRGINIA GAS COMPANY AND SUBSIDIARIES

                  SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT

Subsidiaries:


                                                                State of
                                                              Incorporation
                                                              -------------
                                      Name
Virginia Gas Exploration Company                                Virginia
Virginia Gas Pipeline Company                                   Virginia
Virginia Gas Propane Company                                    Virginia
Virginia Gas Marketing Company                                  Virginia


Affiliates:


                                                                State of
                                                              Incorporation
                                                              -------------
                                      Name
Virginia Gas Storage Company                                    Virginia
Virginia Gas Distribution Company                               Virginia


                                       41